ESCROW AGREEMENT

THIS AGREEMENT (the "Escrow Agreement") is made as of the 16th day of September, 2013, by and among:

Pacific Stock Transfer Company, having an office at 4045 S. Spencer St., Suite 403, Las Vegas, Nevada 89119 ("PST"); and

Escrow LLC, having an office at 173 Keith St., Unit 3, Warrenton, VA 20186 ("Escrow Agent"); and

Encore Brands, Inc., having an office at 2215-B Renaissance Dr., Las Vegas, NV 89119 (the "Company"); and

Whereas, PST and the Company entered into an agreement whereby PST agreed to pay $5,835.00 of the Company's obligations to West Coast Stock Transfer, Inc. dated September 13, 2013 ("Securities Transfer Agreement"); and

Whereas, Section 22(a) of the Securities Transfer Agreement provides for the escrow of a portion of the Company's obligations; and

Whereas, the parties wish to establish and maintain this escrow in accordance with the terms and provisions of this Escrow Agreement;

NOW, THEREFORE, the parties agree:

1. **Purpose**. This Escrow Agreement provides for the escrow of $5,835.00 pursuant to the Securities Transfer Agreement, as a source for payment of the Company's obligations under Section 22(a) of the Securities Transfer Agreement.

2. **Establishment of Escrow Fund**. PST shall deposit with the Escrow Agent the sum of $5,835.00, as established in Section 22(a) of the Securities Transfer Agreement. This shall constitute and be referred to as the Escrow Fund.

3. **Delivery of the Escrow Fund**. PST shall cause the entire amount of the Escrow Fund to be delivered to the Escrow Agent by cashier's check or wire transfer to the following account of the Escrow Agent:

   Virginia Commerce Bank
   341 E. Market St.
   Leesburg, VA 20175
   ABA #: 056005253
   Account Name: Escrow, LLC
   Account #: 20230435
   Reference: PST ADMIN

4. **Receipt**. The Escrow Agent shall issue appropriate written acknowledgments within five (5) business days to PST and the Company upon receipt of the entire Escrow Fund.

5. **Notices**. All notices, requests, demands, acknowledgments and other communications made pursuant to this Escrow Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, certified mail, return receipt requested or by overnight express mail (i.e. Federal Express) or by electronic mail (email) or by facsimile:

    i. If to PST, to:

    Pacific Stock Transfer Company
    ATTN: Chris Dobbins, General Counsel
    173 Keith Street, Unit 3
    Warrenton, VA 20186

    ii. If to Company, to:

    Encore Brands, Inc.

    2215-B Renaissance Dr.
    Las Vegas, NV 89119

    iii. If to the Escrow Agent, to:

    Escrow LLC
    173 Keith Street, Unit 3
    Warrenton, VA 20186

6. **Disposition of the Escrow Fund**.

    a. Release. The Escrow Agent shall hold the Escrow Fund until it receives a copy of the Securities Transfer Agreement between PST and the Company signed by both parties. No later than five (5) business days from receipt of the signed Securities Transfer Agreement, the Escrow Agent shall release the entirety of the Escrow Fund by wire transfer to West Coast Stock Transfer, Inc. ("Prior Transfer Agent"), with offices at 721 N. Vulcan Ave., Suite 205, Encinitas, CA 92024 pursuant to the information below:

    Name of Bank: Wells Fargo Bank

ABA No: 121000248
Account Name: West Coast Stock Transfer Inc.
Account Info: 9662493726
Swift: WFBIUS6S

b. Default. During the term of this Escrow Agreement, failure by the Company to produce a signed copy of the Securities Transfer Agreement to the Escrow Agent within ten (10) days from the date of this Escrow Agreement shall be treated as a default and the entirety of the Escrow Fund shall be returned to PST within five (5) business days of default.

7. **Investment of Escrow Fund**. The Escrow Agent shall be entitled to any interest earned on the deposit of the Escrow Funds during the life of this Escrow Agreement.

8. **Compensation**. The Escrow Agent shall be entitled to a fee of $50.00 to be paid by PST upon the successful transfer of the entire Escrow Fund to West Coast Stock Transfer, Inc. which will constitute completion of this Escrow Agreement. This fee shall be paid by PST to the Escrow Agent no later than five (5) business days after the date of the successful transfer.

9. **Status of the Escrow Agent**.

   a. The Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable (except for their failure to exercise due care) for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited as part of this Escrow fund, nor as to the identity, authority, or rights of any person executing the same. The Escrow Agent's duties hereunder shall be limited to the safekeeping of money, and instruments received by it as Escrow Agent and for their disbursement in accordance with the terms, provisions and conditions of this Escrow Agreement.

   b. The Escrow Agent shall not be responsible for the genuineness of any signature or certificate and may rely conclusively upon and shall be protected when acting upon any notice, affidavit, request, consent, instruction, check, or other instrument believed by the Escrow Agent in good faith to be genuine or to be signed or presented by the proper person, or duly authorized or properly made. The Escrow Agent shall have no responsibility except for the performance of the Escrow Agent's express duties under this Escrow Agreement and no additional duties shall be inferred or implied.

10. **Non-waiver**. No delay or failure by any party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right unless otherwise expressly provided herein.

11. **Assignment**. This Escrow Agreement and the rights and obligations hereunder of the parties to this Escrow Agreement may not be assigned. No other person shall acquire or

have any rights under or by virtue of this Escrow Agreement. This Agreement is intended to be for the sole benefit of the parties hereto.

12. **Governing Law**. This Escrow Agreement shall be governed by, construed and interpreted according to the laws of the Commonwealth of Virginia and the Securities Transfer Agreement.

13. **Counterparts**. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind each Party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURES TO FOLLOW]

IN WITNESS, the parties have executed this Escrow Agreement.

ESCROW, LLC

____
Johnnie L. Zarecor
Vice President
9/16/2013

PACIFIC STOCK TRANSFER COMPANY, INC.

____
Chris Dobbins
General Counsel
9/16/2013

ENCORE BRANDS, INC.

____
Dean McKeon Company Officer
CFO Title/Position
9/16/2013